Exhibit 99.1

Cerus Corporation Announces First Quarter 2025 Financial Results

First quarter 2025 Product Revenue of $43.2 Million, Up 13% Over Prior Year

Reiterating Full-Year 2025 Product Revenue Guidance Range of $194 - $200 Million

First Quarter 2025 Total Revenue of $48.9 Million Including Government Contract Revenue of $5.6 Million

Conference Call Today at 4:30 pm ET

CONCORD, CA, May 1, 2025 - Cerus Corporation (Nasdaq: CERS) announced today financial results for the first quarter ended March 31, 2025, and provided a business update.

“We are off to a strong start in 2025, executing against our stated goals and making meaningful progress in advancing Cerus’ mission to transform the safety and availability of transfused blood components,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “We delivered 13% first quarter product revenue growth, in-line with our Q1 guidance, received CE Mark for the INT200, our next generation LED-based illumination device ahead of plan, and most recently, we have submitted our updated CE Mark application for the INTERCEPT red blood cell system to TÜV-SÜD, our notified body.”

“Based on revenue growth prospects for 2025 and beyond, our expected gross margin profile, and demonstrated financial discipline, we believe we are in a position to deliver operating cash flow to fuel our growth and make INTERCEPT the standard of care for blood safety globally,” continued Greenman.

Additional highlights include:

•
First-quarter 2025 total revenue was comprised of (in millions, except percentages):

	Three Months Ended
	March 31,		Change
	2025	2024	$	%
Product Revenue	$43.2	$38.4	$4.9	13%
Government Contract Revenue	5.6	5.0	0.6	12%
Total Revenue	$48.9	$43.4	$5.5	13%

Numbers may not sum due to rounding. Percentages are based on actuals.

•
Adoption of INTERCEPT Fibrinogen Complex (IFC) continues to increase; first quarter 2025 IFC revenue of $3.0 million compared to $1.9 million in the prior year period. The Company continues to collaborate with blood bank partners to increase IFC supply with the expectation of meeting increased customer demand.
•
Received CE mark for the INT200, the Company’s next-generation, LED-based illumination device.

•
Submitted an updated CE Mark application for the INTERCEPT red blood cell system with TÜV-SÜD, our notified body; that review process has begun.
•
Cash, cash equivalents, and short-term investments were $80.9 million at March 31, 2025.

Revenue

Product revenue during the first quarter of 2025 was $43.2 million, compared to $38.4 million for the prior year period. This year-over-year increase was led by robust 22% growth in North American product revenue, which was partially offset by a 4% decline in Europe, Middle East, and Africa (EMEA) revenue, largely due to the impact of foreign currency exchange rates. First quarter product revenue included IFC sales of $3.0 million, compared to $1.9 million during the prior year period.

First quarter 2025 government contract revenue was $5.6 million, compared to $5.0 million during the prior year period. Government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells (RBCs) as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood and development of a lyophilized IFC. The year-over-year increase was primarily driven by increasing enrollment in the Phase 3 RedeS trial for INTERCEPT Red Blood Cell system and the commencement of activities covered under the Company’s awarded 2024 BARDA contract.

Product Gross Profit & Margin

Product gross profit for the first quarter of 2025 was $25.4 million, compared to $21.3 million, increasing by 20% over the prior year period. Product gross margin for the first quarter of 2025 increased to 58.8% compared to 55.4% for the same period of the prior year. Much of the year-over-year increase in gross margin was due to the combined effects of the capitalization of inventoriable charges, and the nonrecurring release of previously accounted for favorable variances during the first quarter of 2025.

Operating Expenses

Total operating expenses for the first quarter of 2025 were $36.9 million, compared to $34.3 million for the same period of the prior year, reflecting a year-over-year increase of 8%. Both R&D and selling, general, and administrative (SG&A) expenses increased year-over-year reflecting investments in our business to drive future revenue growth.

R&D expenses for the first quarter of 2025 were $16.6 million, compared to $14.5 million for the same period of the prior year, reflecting a 15% increase. The primary drivers for the increase in R&D expenses were related to development costs of INT200, the new LED-based illumination device, higher government contract costs incurred to support the higher government contract revenue and cost of living adjustments for employees.

SG&A expenses for the first quarter of 2025 totaled $20.3 million, compared to $19.8 million for the same period of the prior year, reflecting a 2% increase. The primary driver for the increase in SG&A expenses was modestly higher employee related expenses due to cost of living adjustments.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the first quarter of 2025 was $7.7 million, or $0.04 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $9.7 million, or $0.05 per basic and diluted share, for the same period of the prior year.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the first quarter of 2025 was positive $0.2 million, compared to non-GAAP adjusted EBITDA of negative $2.7 million for the same period of the prior year. The Company remains committed to its goal of achieving positive, full-year 2025 non-GAAP adjusted EBITDA. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Flows

At March 31, 2025, the Company had cash, cash equivalents, and short-term investments of $80.9 million, compared to $80.5 at December 31, 2024.

As of March 31, 2025, the Company had $65.0 million outstanding on its term loan and $20.1 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $14.9 million as of March 31, 2025, which is dependent on eligible assets supporting the borrowing base.

For the first quarter of 2025, cash use from operations totaled $0.8 million compared to

$2.0 million generated during the same period of the prior year. Cash use from operations in the first quarter of 2025 was primarily tied to an increase in working capital, namely inventory in support of the expected growth implied by the Company’s revenue guidance.

Reiterating Full-Year 2025 Product Revenue Guidance

The Company expects full-year 2025 product revenue will be in the range of $194 million to $200 million, reflecting 8% to 11% growth from 2024. Included in this range is full-year 2025 IFC revenue guidance between $12 million to $15 million. Product revenue growth is expected to be fueled by continued penetration with U.S. platelet customers, geographic expansion of the INTERCEPT platelet business as well as increasing uptake of IFC in the U.S.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website and will be available approximately three hours after the call through May 22, 2025.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is in late-stage clinical development. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ 2025 annual product revenue guidance and related projected growth; Cerus’ expectation of improvements in its margin profile; Cerus’ expectation that it will generate sufficient operating cash flow to fuel its growth and to make its INTERCEPT Blood System the standard of care for blood safety globally; Cerus’ expectation for continued customer demand for IFC and its ability to supply product sufficient to meet that demand; Cerus’ expectation that it will achieve a positive non-GAAP adjusted EBITDA for the full-year 2025; Cerus continuing to have access to $14.9 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2025 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) effectively launch and commercialize the INT200, (d) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (e) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (f) effectively expand its commercialization activities, including of the INT200, into additional geographies, (g) realize any revenue contribution from new product offerings, including extended shelf life platelet processing sets, the INT200 or its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with macroeconomic developments, including ongoing military conflict in Ukraine, existing tariffs, new or increased tariffs and escalating trade tensions and the resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) any changes to the INTERCEPT platelet processing sets may require additional aging and stability data in order to satisfy regulators and maintain historical label claims; (c) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all, including the risks that (i) existing clinical data may be insufficient in order to obtain a CE Certificate of Conformity and affix a CE Mark to the red blood cell system and its planned modular premarket approval, or PMA, application for the red blood cell system may not be submitted to the FDA on the timeline Cerus anticipates or at all and (ii) Cerus may be unable to obtain and maintain the requisite in-country regulatory approvals necessary to commercialize the INT200 in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, rising interest rates, inflation, new or increased tariffs and escalating trade tensions or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflict in Ukraine, rising interest rates, inflation, and existing and new or increased tariffs and escalating trade tensions; (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2025 annual product revenue guidance and its expectations for full-year 2025 non-GAAP adjusted EBITDA; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated positive non-GAAP adjusted EBITDA for the year ending December 31, 2025 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2025 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

925-288-6128

Supplemental and Financial Tables

Three Months Ended
March 31,
2025 vs. 2024
Platelet Kit Growth
North America	16%
International	-9%
Worldwide	9%

Change in Calculated Number of Treatable Platelet Doses
North America	17%
International	-10%
Worldwide	8%

Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2025	2024	$	%
North America	$30,601	$25,098	$5,503	22%
Europe, Middle East and Africa	12,211	12,714	(503)	-4%
Other	427	553	(126)	-23%
Total product revenue	$43,239	$38,365	$4,874	13%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Product revenue	$43,239	$38,365
Cost of product revenue	17,815	17,093
Gross profit on product revenue	25,424	21,272
Government contract revenue	5,614	5,030
Operating expenses:
Research and development	16,605	14,482
Selling, general and administrative	20,286	19,799
Total operating expenses	36,891	34,281
Loss from operations	(5,853)	(7,979)
Total non-operating expense, net	(1,791)	(1,637)
Loss before income taxes	(7,644)	(9,616)
Provision for income taxes	74	74
Net loss	(7,718)	(9,690)
Net loss attributable to noncontrolling interest	(1)	(2)
Net loss attributable to Cerus Corporation	$(7,717)	$(9,688)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.04)	$(0.05)
Weighted average shares outstanding:
Basic and diluted	187,066	182,090

CERUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,476	$20,266
Short-term investments	61,443	60,186
Accounts receivable, net	26,344	29,777
Current inventories	48,161	38,150
Prepaid and other current assets	6,091	3,643
Total current assets	161,515	152,022
Non-current assets:
Property and equipment, net	7,047	7,154
Operating lease right-of-use assets	9,101	8,384
Goodwill	1,316	1,316
Non-current inventories	15,164	14,145
Other assets and restricted cash	12,633	17,896
Total assets	$206,776	$200,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,612	$40,638
Debt – current	20,097	19,297
Operating lease liabilities – current	2,532	2,275
Deferred revenue – current	2,449	1,398
Total current liabilities	69,690	63,608
Non-current liabilities:
Debt – non-current	64,876	64,862
Operating lease liabilities – non-current	11,941	11,663
Other non-current liabilities	4,027	3,888
Total liabilities	150,534	144,021
Stockholders' equity:	55,492	56,145
Noncontrolling interest	750	751
Total liabilities and stockholders' equity	$206,776	$200,917

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended
	March 31
	2025	2024
Net loss attributable to Cerus Corporation	$(7,717)	$(9,688)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(1)	(2)
Provision for income taxes	74	74
Total non-operating expense, net (i)	1,791	1,637
Loss from operations	(5,853)	(7,979)

Adjustments to loss from operations:

Operating depreciation and amortization	1,015	1,217
Government contract revenue (ii)	(5,614)	(5,030)
Direct expenses attributable to government contracts (iii)	3,971	3,226
Share-based compensation (iv)	6,635	5,855
Costs attributable to noncontrolling interest (v)	3	2
Non-GAAP adjusted EBITDA	$157	$(2,709)

i. Includes interest income/expense and foreign exchange gains/losses.

ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.

v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.